Exhibit 10.3

EXECUTION COPY

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

dated as of

November 15, 2007

among

NOVAMERICAN STEEL INC.

THE SUBSIDIARIES OF NOVAMERICAN STEEL INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,

as Canadian Agent

Schedules
Schedule I	Subsidiary Parties

Exhibits
Exhibit I	Form of Supplement

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT dated as of November 15, 2007, among NOVAMERICAN STEEL INC., the Subsidiaries of NOVAMERICAN STEEL INC. identified herein and JPMORGAN CHASE BANK, N.A., an authorized foreign bank under the Bank Act (Canada) acting through its TORONTO BRANCH, as Canadian Agent.

Reference is made to the Credit Agreement dated as of November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symmetry Holdings Inc. (“Symmetry”), Novamerican Steel Finco Inc. (the “US Borrower”), 632421 N.B Ltd. (predecessor to Novamerican Steel Inc., formed by amalgamation effective as of the date hereof, the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”),  the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned on, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Canadian Borrower, will derive substantial benefits from the extension of credit to the Canadian Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.

(a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.  All terms defined in the PPSA (as defined below) and not defined in this Agreement have the meanings specified therein, including, without limitation, “Accessions”, “Accounts”, “Chattel Paper”, “Document of Title”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Money”, “financing statement”, “financing change statement” and “Proceeds”. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral” means any and all of the following:  (a) all Accounts Receivable and related records; (b) all Chattel Paper; (c) all Deposit Accounts (other than the Intercompany Note Collateral Account); (d) all cash, cheques and other negotiable instruments, funds and other evidences of payment (excluding any cash or other assets held in the Intercompany Note Collateral Account in accordance with the Indenture, as in effect on the date hereof); (e) all Inventory; (f) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a), (b), (c), (d) and (e), all Documents of Title,

Intangibles, Instruments and Investment Property; (g) all books and records related to the foregoing; (h) all collateral security and guarantees given by any Person with respect to any of the foregoing; and (i) all Proceeds, including insurance Proceeds, of any and all of the foregoing.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts Receivable” means all Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, existing on the date of this Agreement or hereafter arising, whether or not earned by performance.

“Canadian Obligations” means all Obligations of the Canadian Borrower or any Subsidiary other than the US Borrower or a US Subsidiary.

“Cash Dominion Period” means (a) any period commencing on the date the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that an Event of Default has occurred and is continuing and a Cash Dominion Period has commenced and ending on the date on which the Borrowers shall certify in a notice delivered to the Administrative Agent that no Event of Default is continuing and the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that the Cash Dominion Period has terminated or (b) any period commencing on the date the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that Excess Availability has been less than US$20,000,000 for at least five consecutive Business Days and a Cash Dominion Period has commenced and ending on the date on which the Administrative Agent shall determine that Excess Availability has been greater than US$20,000,000 for at least 30 consecutive days and the Administrative Agent or the Required Lenders shall deliver to the Borrowers a notice stating that the Cash Dominion Period has terminated.

“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to Symmetry, a Borrower or any other Subsidiary.

“Cash Management Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Cash Management Services.

“Collateral” means all ABL Collateral in which a security interest has been granted hereunder.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Canadian Agent, between the Canadian Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” means a deposit account of a Grantor maintained with a bank or other financial institution.

“Deposit Account Control Agreement” means an agreement in form and substance satisfactory to the Canadian Agent, among any Grantor, a bank or other financial institution holding such Grantor’s funds, and the Canadian Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by such Grantor with such bank or other financial institution.

“Grantors” means the Canadian Borrower and the Subsidiary Parties.

“Guarantors” means the Subsidiary Parties.

“Intangibles” has the meaning assigned to it in the PPSA, and includes, whether now owned or hereafter acquired by any Grantor, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note Collateral Account” has the meaning assigned to such term in the Indenture, as in effect on the date hereof.

 “Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the date hereof among Symmetry, the Borrowers, the Administrative Agent and The Bank of New York, as collateral agent, as amended, supplemented or otherwise modified from time to time.

“Loan Documents Obligations” means the obligations of the Borrowers under the Credit Agreement and of the Borrowers and the other Loan Parties under the other Loan Documents, including, without limitation, (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans (including Swingline Loans and Protective Advances), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any BA, when and as due, (iii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral and (iv) all other monetary obligations of the Borrowers under the Credit Agreement or any other Loan Document, including in respect of fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement and each other Loan Document, and (c) the due and punctual payment and performance of all of the obligations of each other Loan Party under or pursuant to each of the other Loan Documents.

“Obligations” means (a) Loan Documents Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (c) the due and punctual payment and performance of all Cash Management Services Obligations of each Loan Party (i) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) owed to a Person that is a Lender or an Affiliate of a Lender at the time such Cash Management Services Obligations are incurred.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

 “Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Canadian Agent, (d) each Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party the obligations under which constitute Canadian Obligations, (f) each Person to whom any Cash Management Services Obligations that constitute Canadian Obligations are owed, (g) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (h) the successors and assigns of each of the foregoing.

“Security Interest” means, the security interest created under paragraph (a) of Section 3.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Canadian Obligations. Each of the Guarantors further agrees that the Canadian Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any of the Canadian Obligations. Each of the Guarantors waives presentment to, demand of payment from and protest to the Canadian Borrower or any other Loan Party of any of the Canadian Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Canadian Agent or any other Secured Party to any security held for the payment of the Canadian Obligations or to any balance of any deposit account or credit on the books of the Canadian Agent or any other Secured Party in favor of the Canadian Borrower or any other Person.

SECTION 2.03.  No Limitations.

(a)  Except for termination and release of a Guarantor’s obligations hereunder as expressly provided in Section 6.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Canadian Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, the Canadian Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent, the Canadian Agent or any other Secured Party for the Canadian Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Canadian Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Canadian Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Canadian Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Canadian Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Canadian Borrower or any other Loan Party or the unenforceability of the Canadian Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Canadian Obligations. The Canadian Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Canadian Obligations, make any other accommodation with the Canadian Borrower or any other Loan Party or exercise any other right or remedy available to them against the Canadian Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Canadian Obligations have been fully and indefeasibly paid in full in cash or the guarantee of such Guarantor has been terminated and released pursuant to Section 6.14 To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Canadian Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Canadian Obligation guaranteed by it is rescinded or must otherwise be restored by the Canadian Agent or any other Secured Party upon the bankruptcy or reorganization of the Canadian Borrower, any other Loan Party or otherwise.

SECTION 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Canadian Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Canadian Borrower or any other Loan Party to pay any Canadian Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Canadian Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Canadian Obligation. Upon payment by any Guarantor of any sums to the Canadian Agent as provided above, all rights of such Guarantor against the Canadian Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Canadian Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Canadian Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.  Security Interest.

(a)  As security for the payment or performance, as the case may be, in full of the Canadian Obligations, each Grantor hereby assigns and pledges to the Canadian Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Canadian Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in, to or under any and all of the ABL Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest.

(b)  Each Grantor hereby irrevocably authorizes the Canadian Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the ABL Collateral in which a security interest is created by such Grantor hereunder or any part thereof and amendments thereto that (i) identify the applicable Collateral, and (ii) contain the information required by applicable law of each applicable jurisdiction for the filing of any financing statement or amendment. Each Grantor agrees to provide such information to the Canadian Agent promptly upon request.

Each Grantor also ratifies its authorization for the Canadian Agent to file in any relevant jurisdiction any financing statements or financing change statements if filed prior to the date hereof.

(c)  The Security Interest is granted as security only and shall not subject the Canadian Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the ABL Collateral.

(d)  Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the unenforceability of any right of such Grantor thereunder or (ii) a breach or termination under the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to applicable law or principles of equity), provided, that such security interest shall attach immediately at such time as the condition causing such unenforceability, breach or termination shall be remedied or shall otherwise cease to exist and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in this paragraph, including any Proceeds of such contract or agreement.

SECTION 3.02.  Representations and Warranties.

The Grantors jointly and severally represent and warrant to the Canadian Agent and the Secured Parties that:

(a)  Each Grantor has good and valid rights in and title to the ABL Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Canadian Agent the Security Interest in such ABL Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than any consent or approval that has been obtained).

(b)  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date.

SECTION 3.03.  Covenants.

(a)  Each Grantor agrees to maintain, at its own cost and expense, complete and accurate records with respect to the ABL Collateral owned by it and in which it has granted a security interest hereunder, in accordance with GAAP and applicable law, and, at such time or times as the Canadian Agent may reasonably request, promptly to prepare and deliver to the Canadian Agent a duly certified schedule or schedules in form and detail satisfactory to the Canadian Agent showing the identity, amount and location of any and all such ABL Collateral.

(b)  Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the ABL Collateral in which it has granted a security interest hereunder against all Persons and to defend the Security Interest of the Canadian Agent in such ABL Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement. Notwithstanding anything to the contrary contained herein (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Encumbrance), nothing herein and no approval by the Canadian Agent or Secured Parties of any Lien or Permitted Encumbrance (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Canadian Agent or the Secured Parties of any security interest or other right, interest or Lien in or to the ABL Collateral or any part thereof in favour of any Lien or Permitted Encumbrance or any holder of any Lien or Permitted Encumbrance.

(c)  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Canadian Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d)  The Canadian Agent and such Persons as the Canadian Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the ABL Collateral subject to the Security Interest, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of such ABL Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.09 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the ABL Collateral subject to the Security Interest, including, in the case of Accounts or ABL Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such ABL Collateral for the purpose of making such a verification. The Canadian Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(e)  At its option, the Canadian Agent may discharge past due taxes, assessments, charges, fees or Liens at any time levied or placed on the ABL Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the ABL Collateral subject to the Security Interest to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Canadian Agent on demand for any payment made or any expense incurred by the Canadian Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Canadian Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance of properties as set forth herein or in the other Loan Documents.

(f)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Canadian Agent, for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g)  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the ABL Collateral subject to the Security Interest, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Canadian Agent and the other Secured Parties from and against any and all liability for such performance.

(h)  None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the ABL Collateral subject to the Security Interest or shall grant any other Lien in respect of such ABL Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of such ABL

Collateral and each Grantor shall remain at all times in possession of such ABL Collateral owned by it, except that unless and until the Canadian Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any such ABL Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of such ABL Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(i)  None of the Grantors will, without the Canadian Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the ABL Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(j)  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory subject to the Security Interest in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Canadian Agent (and all officers, employees or agents designated by the Canadian Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of ABL Collateral subject to the Security Interest under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Canadian Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Canadian Agent deems advisable. All sums disbursed by the Canadian Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Canadian Agent and shall be additional Canadian Obligations secured hereby.

(k)  Each Grantor shall maintain, in form and manner reasonably satisfactory to the Canadian Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 3.04.  Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Canadian Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following ABL Collateral owned by it and subject to the Security Interest:

(a)  Instruments. If any Grantor shall at any time hold or acquire any Instruments subject to the Security Interest, such Grantor shall forthwith endorse, assign and deliver the same to the Canadian Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Canadian Agent may from time to time reasonably request.

(b)  Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, the rights under which are subject to the Security Interest, such Grantor shall promptly notify the Canadian Agent thereof and, at the request and option of the Canadian Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Canadian Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Canadian Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Canadian Agent to become the transferee beneficiary of the letter of credit, with the Canadian Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(c)  Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights and contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Canadian Agent. If the Canadian Agent shall not have received a Collateral Access Agreement as to any such location, the Eligible Inventory at that location shall be subject to such Reserves as may be established by the Canadian Agent. After the Effective Date, no real property or warehouse space shall be leased by any Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Effective Date unless and until a satisfactory Collateral Access Agreement shall have been obtained with respect to such location, and if it has not been obtained, the Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Canadian Agent. Each Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

SECTION 3.05.  Cash Management System.

(a)  Deposit Accounts. Each Grantor shall as promptly as practicable, and in any event within the period referred to in Section 4.01(s) of the Credit Agreement, for each Deposit Account that such Grantor at any time opens or maintains (other than payroll and petty cash accounts, the aggregate amount on deposit in all of which accounts does not exceed US$1,000,000 at any time), cause the depository bank to execute and deliver to the Canadian Agent a Deposit Account Control Agreement with respect to the Deposit Account. Each Grantor acknowledges and agrees that (i) the funds on deposit in each Deposit Account of such Grantor shall continue to be collateral security for the Canadian Obligations secured thereby, (ii) upon the occurrence and during the continuance of a Cash Dominion Period, at the Canadian Agent’s election, the funds on deposit in each such Deposit Account may be applied as provided in Section 2.11(f) of the Credit Agreement and (iii) upon the occurrence and during the continuance of an Event of Default, at the Canadian Agent’s election, the funds on deposit in each such Deposit Account may be applied as provided in Section 4.02.

(b)  Payment Collection. Each Grantor agrees promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, cheques, notes, drafts, bills of exchange, money orders or otherwise, in precisely the form in which they are received (but with any endorsements of such Grantor necessary for deposit or collection), into a Deposit Account with respect to which the depositary bank shall have entered into a Deposit Account Control Agreement with the Canadian Agent, and until they are so deposited to hold such payments in trust for and as the property of the Canadian Agent.

ARTICLE IV

Remedies

SECTION 4.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Canadian Agent on demand, and it is agreed that the Canadian Agent shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the PPSA or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Canadian Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Canadian Agent shall deem appropriate. The Canadian Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Canadian Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Canadian Agent shall give the applicable Grantors 15 days’ written notice (which each Grantor agrees is reasonable notice) of the Canadian Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the

Canadian Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Canadian Agent may (in its sole and absolute discretion) determine. The Canadian Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Canadian Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Canadian Agent until the sale price is paid by the purchaser or purchasers thereof, but the Canadian Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Canadian Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Canadian Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Canadian Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Canadian Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

The Canadian Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Canadian Agent has under this Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Grantor and the Canadian Agent shall not be responsible for any act or default of any such Receiver. The Canadian Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Canadian Agent. A court need not appoint, ratify the appointment by the Canadian Agent of or otherwise supervise in any manner the actions of any Receiver. Upon any Grantor receiving notice from the Canadian Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of such Grantor with respect to the Collateral shall, to the extent permitted by applicable law, cease, unless specifically continued by the written consent of the Canadian Agent.

SECTION 4.02.  Application of Proceeds.  Subject to applicable law, the Canadian Agent shall apply the proceeds of any collection or sale of any Collateral, and any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Canadian Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Canadian Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances (other than Protective Advances) made by the Canadian Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Protective Advances secured by such Collateral and interest accrued thereon;

THIRD, to the payment in full of the other Canadian Obligations (other than the obligations referred to in clause FOURTH below) secured by such Collateral (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of such Canadian Obligations owed to them on the date of any such distribution);

FOURTH, to the payment in full of the Canadian Obligations of the type referred to in clause (c) of the definition of Obligations (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of such Canadian Obligations owed to them on the date of any such distribution); and

FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Canadian Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Canadian Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Canadian Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Canadian Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03.  Grant of License to Use Intellectual Property.

For the purpose of enabling the Canadian Agent to exercise rights and remedies under this Agreement at such time as the Canadian Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Canadian Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The rights conferred by such license may be exercised, at the option of the Canadian Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Canadian Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Canadian Borrower agrees that (a) in the event a payment of an obligation of the Canadian Borrower shall be made by any Guarantor under this Agreement, the Canadian Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation of the Canadian Borrower owed to any Secured Party, the Canadian Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02.  Contribution and Subrogation.  Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Canadian Obligation guaranteed by the Contributing Party or assets of any other Subsidiary Party shall be sold pursuant to any Security Document to satisfy any Canadian Obligation guaranteed by the Contributing Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Parties that have guaranteed the Canadian Obligation on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03.  Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Parties under Section 5.01 and Section 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Canadian Obligations. No failure on the part of the Canadian Borrower or any Subsidiary Party to make the payments required by Section 5.01 and Section 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Canadian Borrower or any Subsidiary Party with respect to its obligations hereunder, and each such Person shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of Symmetry as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02.  Waivers; Amendment.

(a)  No failure or delay by the Canadian Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Canadian Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, acceptance of a BA or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Canadian Agent, the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Canadian Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 6.03.  Canadian Agent’s Fees and Expenses; Indemnification.

(a)  The parties hereto agree that the Canadian Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Canadian Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.

(c)  Any such amounts payable as provided hereunder shall be additional Canadian Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Canadian Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Canadian Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor.

SECTION 6.04.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Canadian Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, the acceptance of any BAs and the issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Canadian Agent, the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 6.06.  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Canadian Agent and a counterpart hereof shall have been executed on behalf of the Canadian Agent, and thereafter shall be binding upon such Loan Party and the Canadian Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Canadian Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly provided in this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 6.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08.  Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor or Grantor against any of and all the obligations of such Guarantor or Grantor then due now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 6.09.  Governing Law; Jurisdiction; Consent to Service of Process.

(a)  This Agreement shall be construed in accordance with and governed by the law of the province of Ontario, and the laws of Canada applicable therein.

(b)  Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario or the Province of Quebec, and any appellate court from thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Provinces. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Canadian Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.

(c)  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10.  Judgment Currency.

(a)  The obligations of any party to this Agreement hereunder and under the other Loan Documents to make payments in Canadian Dollars or in US Dollars, as the case may be (for the purposes of this Section 6.10, the “Canadian Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Canadian Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Agent or a Secured Party of the full amount of the Canadian Obligation Currency expressed to be payable to the Canadian Agent or a Secured Party under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any party to this Agreement in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Canadian Obligation Currency (for the purposes of this Section 6.10, such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Canadian Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (for the purposes of this Section 6.10, such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each party to this Agreement covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Canadian Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Canadian Obligation Currency.

SECTION 6.11.  WAIVER OF JURY TRIAL.EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.12.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.13.  Security Interest Absolute.  All rights of the Canadian Agent hereunder, the Security Interest and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Canadian Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Canadian Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Canadian Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Canadian Obligations or this Agreement.

SECTION 6.14.  Termination or Release.

(a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Documents Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b)  Except as provided in paragraph (a) of this Section, releases of any Subsidiary Parties from their obligations hereunder, and releases of Collateral from the Liens created hereby, shall be governed by Section 9.14 of the Credit Agreement.

SECTION 6.15.  Additional Subsidiaries.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Party that is a Subsidiary of the Canadian Borrower and that was not in existence or not a Subsidiary Party on the date of the Credit Agreement is required to become a party to this Agreement as a Guarantor and Grantor. Upon the execution and delivery by the Canadian Agent and a Subsidiary Party of an instrument in the form of Exhibit I hereto, such Subsidiary Party shall become a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 6.16.  Canadian Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Canadian Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Canadian Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Canadian Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Canadian Agent’s name or in the name of such Grantor (a) to receive, endorse, assign or deliver any and all notes, acceptances, cheques, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Canadian Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Canadian Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Canadian Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Canadian Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Canadian

Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 6.17.  Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NOVAMERICAN STEEL INC.

By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President

632422 N.B. LTD.

By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President

2

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH, AS CANADIAN
AGENT

By:	/s/ M. Hasan
Name: Muhammed Hasan
Title: Vice President

By:
Name:
Title:

3

Schedule I to

the Canadian Guarantee and

Collateral Agreement

SUBSIDIARY PARTIES

632422 N.B Ltd.

Exhibit I to the

Canadian Guarantee and

Collateral Agreement

SUPPLEMENT NO.     dated as of  [•], to the Canadian Guarantee and Collateral Agreement dated as of November [•], 2007, among NOVAMERICAN STEEL INC. (the “Canadian Borrower”), the other Subsidiaries of NOVAMERICAN STEEL INC. identified therein and JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Agent (the “Canadian Agent”).

A. Reference is made to the Credit Agreement dated as of November [•], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Symmetry, Novamerican Steel Finco Inc., the Canadian Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, as Administrative Agent.

B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement and the Canadian Guarantee and Collateral Agreement referred to therein.

C. The Subsidiary Parties have entered into the Canadian Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 6.15 of the Canadian Guarantee and Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Canadian Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and a Grantor under the Canadian Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Canadian Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 6.15 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and a Grantor) under the Canadian Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Canadian Guarantee and Collateral Agreement applicable to it as a Subsidiary Party, Guarantor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor and Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Canadian Obligations (as defined in the Canadian Guarantee and Collateral Agreement), does hereby create and grant to the Canadian Agent, its successors and assigns, for the benefit of the applicable Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Canadian Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or

“Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Canadian Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Canadian Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Canadian Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b)  set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office [or domicile, if applicable].

SECTION 5.  Except as expressly supplemented hereby, the Canadian Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Canadian Guarantee and Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Canadian Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Canadian Agent.

2

IN WITNESS WHEREOF, the New Subsidiary and the Canadian Agent have duly executed this Supplement to the Canadian Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, AS CANADIAN AGENT

by

Name:
Title:

3

Schedule I

to the Supplement No     to the

Canadian Guarantee and

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location